Exhibit 23.3

Consent of Independent Auditor

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Concrete Pumping Holdings, Inc. of our report dated August 28, 2018 relating to the consolidated financial statements of Camfaud Concrete Pumps Limited and Subsidiary, appearing in Concrete Pumping Holdings Acquisition Corp.’s Registration Statement (No. 333-227259) on Form S-4, as amended, and related prospectus.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ RSM US LLP

Denver, CO

January 29, 2019